UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014

CST Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35743	46-1365950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way, Building D, Suite 200 San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 692-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Current Report on Form 8-K/A is being filed to update the Current Report on Form 8-K filed by CST Brands, Inc. (the “Company”) on June 4, 2014 (the “Original Report”) with the U.S. Securities and Exchange Commission to report the final voting results of the Company’s 2014 Annual Meeting of Stockholders held on June 4, 2104 (the “2014 Annual Meeting”). The sole purpose of this amendment is to disclose, as required by SEC regulations, the Company’s decision regarding the frequency of future shareholder advisory votes on the compensation of its Named Executive Officers. Except as set forth herein, no modifications have been made to information contained in the Original Report.
Item 5.07    Submission of Matters to a Vote of Security Holders
(d) Frequency of Stockholder Votes on Executive Compensation. As reported in the Original Report, at the 2014 Annual Meeting, in accordance with the recommendation of the Board of the Directors, the Company’s stockholders recommended, by advisory vote, a one year frequency of future advisory votes on executive compensation. In accordance with these results and its previous recommendation, the Board of Directors determined that future advisory votes on Named Executive Officer compensation will be held every year until the next required advisory vote, which the Company expects to hold no later than at its 2020 Annual Meeting.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST BRANDS, INC.

/s/ Gérard J. Sonnier
By:	Gérard J. Sonnier
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: September 15, 2014